Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial information presents the unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined statements of operations based upon the combined historical financial statements of Massive Interactive, Inc., formerly known as Xtreme Oil & Gas, Inc. (“Massive”) and Massive Media Pty Ltd. (“Massive Media”), after giving effect to the business combination between Massive and Massive Media and adjustments described in the accompanying notes.

The unaudited pro forma condensed combined balance sheet as of September 30, 2013 reflects the transaction as if it had occurred on that date. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2012 and the nine months ended September 30, 2013 reflect the transaction as if it had occurred on January 1, 2012, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial information should be read in conjunction with the audited and unaudited historical financial statements of each of Massive and Massive Media and the notes thereto. Additional information about the basis of presentation of this information is provided in Note 1 hereto.

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma adjustments reflecting the transaction have been prepared in accordance with business combination accounting guidance as provided in Accounting Standards Codification 805, and reflect the preliminary allocation of the purchase price to the acquired assets and liabilities based upon the preliminary estimate of fair values, using the assumptions set forth in the notes to the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is provided for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the transaction had been completed as of the dates set forth above, nor is it indicative of the future results or financial position of the combined company. In connection with the pro forma financial information, the Company allocated the purchase price using its best estimates of fair value. Accordingly, the pro forma acquisition price adjustments are preliminary and subject to further adjustments as additional information becomes available and as additional analyses are performed. The unaudited pro forma condensed combined financial information also does not give effect to the potential impact of current financial conditions, any anticipated synergies, operating efficiencies or cost savings that may result from the transaction or any integration costs. Furthermore, the unaudited pro forma condensed combined statements of operations do not include certain nonrecurring charges and the related tax effects which result directly from the transaction as described in the notes to the unaudited pro forma condensed combined financial information.

Massive Interactive, Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
As of September 30, 2013

			Pro Forma
	Historical		Adjustments		Combined
	Xtreme	Massive Media	(Note 4)		Pro Forma

Assets
Current Assets:
Cash and cash equivalents	$37,655	$197,224	$850,093	(a)	$1,084,972
Accounts receivable – trade	6,529	1,368,060	-		1,374,589
Other receivables	45,205	23,488	-		68,693
Due from directors	-	29,545	-		29,545
Prepayments	-	107,361	-		107,361
Work in progress	-	30,270	-		30,270
Taxes refundable	-	948,876	-		948,876
Total current assets	89,389	2,704,824	850,093		3,644,306
Property and equipment, net	6,851,415	248,715	(6,851,415)	(b)	248,715
Deposits	6,537	-	(6,537)	(b)	-
Capitalized software costs, net	-	4,445,163	-		4,445,163
Goodwill	-	-	-		-
Other assets, net	-	15,698	-		15,698
Total non-current assets	6,537	4,460,861	(6,537)		4,460,861
Total assets	$6,947,341	$7,414,400	$(6,007,859)		$8,353,882
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$109,142	$311,215	$-		$420,357
Convertible notes payable	282,445	-	(137,445)	(c)	145,000
Derivative liability	40,235	-	(20,000)	(c)	20,235
Accrued expenses and other current liabilities	-	109,804	-		109,804
Accrued compensation and related costs	-	788,101	-		788,101
Deferred revenue	-	224,860	-		224,860
Short-term borrowings	-	752,005	(500,000)	(d)	252,005
Short-term borrowings – related parties	-	783,760	(360,543)	(d)	423,217
Other current liabilities	-	28,608	-		28,608
Total current liabilities	431,822	2,998,353	(1,017,988)		2,412,187
Asset retirement obligation	300,000	-	(300,000)	(b)	-
Accrued compensation and related costs – non-current	-	81,438	-		81,438
Other long-term liabilities	-	116,419	-		116,419
Total long-term liabilities	300,000	197,857	(300,000)		197,857
Total Liabilities	$731,822	$3,196,210	$(1,317,988)		$2,610,044
Shareholders’ equity:
Common stock	$5,598	$2,005,312	$(1,950,312)	(e)	$60,598
Preferred B Shares	-	-	5,445,000	(f)	5,445,000
Additional paid-in capital	41,594,489	-	(932,686)	(e)	40,661,803
Retained earnings/(accumulated deficit)	(35,384,568)	2,505,118	(7,177,397)	(g)	(40,056,847)
Foreign currency translation adjustment	-	(292,240)	(74,476)	(a)	(366,716)
Total Liabilities and shareholders’ equity	$6,947,341	$7,414,400	$(6,007,859)		$8,353,882

See accompanying notes to the unaudited pro forma condensed combined financial statements.

Massive Interactive, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Nine Months Ended September 30, 2013

	Historical		Pro Forma		Combined
	Xtreme	Massive Media	Adjustments		Pro Forma

Revenues:
Consultancy services	$-	$147,359	$-		$147,359
License fee	-	356,571	-		356,571
Project services	-	4,772,918	-		4,772,918
Support services	-	90,586	-		90,586
Other income	-	160,547	-		160,547
Income from sales of working interests, net	65,876	-	-		65,876
Oil and gas sales	9,053	-	-		9,053
Total revenues	74,929	5,527,981	-		5,602,910

Costs and expenses:
Costs of revenues:
Oil production, workover and depreciation	1,433	-	-		1,433
Loss on disposal of oil properties	68,123	-	-		68,123
Total cost of revenues:	69,556	-	-		69,556

Gross profit	5,373	5,527,981	-		5,533,354

General and administrative	1,758,598	5,624,350	-		7,382,948
Depreciation and amortization	1,280	599,730	-		601,010
Loss from operations	(1,754,505)	(696,099)	-		(2,450,604)
Other income (expense):
Other income	40,000	-	-		40,000
Gain on debt forgiveness	30,343	-	-		30,343
Derivative income	121,025	-	-		121,025
Income from discontinued oil operations	9,496	-	-		9,496
Interest income	-	609	-		609
Interest expense	(36,539)	(199,151)	-		(235,690)
Total other income (expense)	164,325	(198,542)	-		(34,217)
Loss before taxes	(1,590,180)	(894,641)	-		(2,484,821)
Income tax benefit	-	571,142	-		571,142
Net loss	$(1,590,180)	$(323,499)	$-		$(1,913,679)

Comprehensive income:
Foreign currency translation adjustment	-	(302,287)	-		(302,287)
Total comprehensive income	$(1,590,180)	$(625,786)	$-		$(2,215,966)

Share Data:
Loss per common share – Basic and diluted	$(0.84)	$(0.76)		(h)	$(0.04)

Weighted average common shares– basic and diluted	1,897,110	425,350		(i)	61,178,167

See accompanying notes to the unaudited pro forma condensed combined financial statements.

Massive Interactive, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Twelve Months Ended December 31, 2012

	Historical		Pro Forma		Combined
	Xtreme	Massive Media	Adjustments		Pro Forma

Revenues:
License fee	$-	$788,111	$-		$788,111
Project services	-	3,377,505	-		3,377,505
Support services	-	56,349	-		56,349
Other income	-	143,380	-		143,380
Income from sales of working interests, net	1,270,934	-	-		1,270,934
Oil and gas sales	68,113	-	-		68,113
Total revenues	1,339,047	4,365,345	-		5,704,392

Costs and expenses:
Costs of revenues:
Oil production, workover and depreciation	137,502	-	-		137,502
Loss on disposal of oil properties	233,266	-	-		233,266
Total cost of revenues:	370,768	-	-		370,768

Gross profit	968,279	4,365,345	-		5,333,624

General and administrative	1,766,403	6,793,784	-		8,560,187
Depreciation and amortization	75,163	929,657	-		1,004,820
Loss from operations	(873,287)	(3,358,096)	-		(4,231,383)
Other income (expense):
Other income	930,972	-	-		930,972
Loss on debt forgiveness	(98,163)	-	-		(98,163)
Amortization of debt discount	(2,064,402)	-	-		(2,064,402)
Derivative income	2,430,514	-	-		2,430,514
Interest income	-	15,548	-		15,548
Interest expense	(396,071)	(76,606)	-		(472,677)
Total other income (expense)	802,850	(61,058)	-		741,792
Loss before taxes	(70,437)	(3,419,154)	-		(3,489,591)
Income tax benefit	-	1,480,432	-		1,480,432
Net loss	$(70,437)	$(1,938,722)	$-		$(2,009,159)

Comprehensive income:
Foreign currency translation adjustment	-	10,047	-		10,047
Total comprehensive income	$(70,437)	$(1,928,675)	$-		$(1,999,112)

Share Data:
Loss per common share – Basic and diluted	$(0.04)	$(4.56)		(h)	$(0.04)

Weighted average common shares– basic and diluted	1,897,110	425,350		(i)	61,178,167

See accompanying notes to the unaudited pro forma condensed combined financial statements.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1. Description of Transaction

On November 7, 2013, Massive Interactive, Inc., formerly known as Xtreme Oil and Gas (the “Company”) sold 55 shares of redeemable preferred B stock (the “Preferred Stock”) and 55,000,000 of common stock (the “Common Stock”, together with the Preferred Stock, the “Securities”) to Southport Lane, LP, through its subsidiaries and Southport Equity II, LLC, a wholly owned subsidiary of Southport Lane, LP, respectively, in exchange for an aggregate of $5,500,000.  The issuance of the Securities was made in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended.  The Preferred Stock accrues an annual dividend of $6,750 per share.  The Preferred Stock is redeemable by the Company at any time prior to November 1, 2016.  Southport Equity II, LLC may convert the Preferred Stock following the 3rd anniversary of the date of issuance.  The Preferred Stock is convertible at $.0144, 120% of the closing bid price of the Company’s common stock on November 1, 2013.

Southport Equity II now owns approximately 90% of the Company’s outstanding common stock and is the controlling shareholder of the Company.  Southport Equity II, LLC used its available cash as capitalized by its parent, Southport Lane, LP, to fund its purchase of the common stock.  There was no controlling party of the Company prior to this investment by Southport Equity II, LLC.

On November 12, 2013 the Company acquired all of the issued and outstanding capital stock of Massive Media Pty Ltd. (“Massive Media”) a proprietary limited company organized under the laws of New South Wales, Australia, from the shareholders of Massive in exchange for $4,167,190 pursuant to a stock purchase agreement dated October 17, 2013.  The other terms and conditions of the agreement were customary and standard.

2. Basis of Presentation

The historical financial information has been adjusted to give pro forma effect to events that are (i) directly attributable to the transaction, (ii) factually supportable, and (iii) with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results. At this time, the Company has not performed detailed valuation analyses to determine the fair values of Massive Media’s assets and liabilities. Accordingly, the pro forma adjustments are preliminary and based on estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the transaction and certain other adjustments. The final determination of the purchase price allocation will be based on the fair values of assets acquired and liabilities assumed as of November 12, 2013, the date the transaction closed, and will be reflected in the Company's quarterly report on Form 10-K for the year ended December 31, 2013. Accordingly, once the necessary valuation analyses have been performed and the final purchase price allocation has been completed, actual results may differ materially from the information presented in this unaudited pro forma condensed consolidated financial information.

3. Consideration Transferred

On November 12, 2013 the Company acquired all of the issued and outstanding capital stock of Massive Media, a proprietary limited company organized under the laws of New South Wales, Australia, from the shareholders of Massive Media in exchange for $4,167,190 in cash pursuant to a stock purchase agreement dated October 17, 2013.

The consideration transferred was allocated across the net assets of the Company as follows:

Fair Value
Cash and cash equivalents	$197,224
Receivables, other	2,316,936
Property, plant and equipment	248,715
Intangible assets (software)	4,394,163
Other assets	206,362
Accounts payable and liabilities assumed	(1,660,445)
Debt assumed	(1,535,765)
Net assets acquired	$4,167,190

4. Notes to Unaudited Pro Forma Condensed Combined Balance Sheet and Statement of Operations

(a)
Reflects the $5,500,000 total proceeds received from the transaction less the $4,167,190 from the acquisition of all of the issued and outstanding capital stock of Massive Media as well as the payment of approximately $460,000 in transaction related fees.  Also reflects the repayment of certain borrowings as detailed below in note (d) as well as the foreign currency translation adjustments associated with the transaction. The balance of the proceeds is available for general obligations as needed by the Company.

(b)
As a result of the transaction, the Company elected to focus solely on the Massive business and effectively discontinued its oil and gas business in Texas and Oklahoma, and this adjustment reflects the write-down of non-producing oil and gas assets in Kansas and Oklahoma as well as expired leases in Texas. Also represents the elimination of furniture and fixture related assets that were retained by landlord upon termination of a lease agreement for the leased office space in Texas for Xtreme. In addition, the security deposit associated with the office lease was utilized to pay the final month of rent.

(c)
Associated with the transaction, this reflects the conversion of $121,586 convertible notes into 578, 980 shares of common stock as well as the elimination of $20,000 of the derivative liability associated with the convertible notes.

(d)	Represents two Massive Media loans that were retired prior to the balance of the cash consideration being provided to the existing shareholders.

(e)	Represents the sale of 100% of Massive Media’s common stock to Massive Interactive, Inc.

(f)
Reflects sale of Preferred B Securities to Southport Lane as interim step to complete Massive Media Share Purchase Agreements, pay fees associated with transaction and retire Massive Media bridge loan from June 2013.

(g)	Represents the impact of the required pro forma adjustments on the retained earnings/accumulated deficit of the combined companies.

(h)	The loss per common share reflects the effect of the preferred stock dividend.

(i)

Shares at 30 Sept	5,587,187

New issue	55,000,000

Conversion	578,980

Shares for Attorney Services	13,000
Pro forma balance	61,178,167